[SBL LOGO]  SECURITY BENEFIT LIFE
            INSURANCE COMPANY
================================================================================
            A MEMBER OF THE SECURITY                   700 SW HARRISON ST.
            BENEFIT GROUP OF COMPANIES                 TOPEKA, KANSAS 66636-0001
                                                       (785) 431-3000

                                                MARKETING ORGANIZATION AGREEMENT
                                                             COMMISSION SCHEDULE

                                          VARIFLEX EXTRA CREDIT VARIABLE ANNUITY

Marketing Organization:
(Broker/Dealer)

EFFECTIVE DATE OF COMMISSION SCHEDULE:

COMMISSIONS - This Commission  Schedule is hereby made a part of and amends your selling agreement including, but not limited to, the SBL Variable Products Sales
Agreement and/or Marketing Organization  Agreement,  as applicable  (hereinafter called the  "Agreement"),  with  Security  Benefit  Life  Insurance  Company and
Security Distributors,  Inc. (hereinafter jointly called "SBL"), and commissions payable  hereunder are subject to the provisions  contained in the Agreement and this  Commission  Schedule.  Minimum  Purchase  Payments  are as set  out in the
applicable prospectus and contract.  Commissions to a Marketing Organization are
equal  to  a  percentage   of  each  Purchase   Payment   written  by  Marketing
Organization, as follows:

1.  The rate of commission  paid on each  Purchase  Payment made with respect to each particular  Variflex Extra Credit Contract (the  "Contract") will be as set forth in the Table below  based upon the total  Purchase  Payments  made into the Contract, including the current Purchase Payment, as of the date of the Purchase Payment.  You may select one of Commission  Options A through D as shown in the table below at the time of application for each Contract. If no selection is made on the application, SBL will pay you pursuant to Option
    A. You may select a different  option for each  Contract  but may not change the Option in effect after the Contract is issued.

                  ------------------------------------------------------------------------
                     OPTION A           OPTION B           OPTION C           OPTION D
                  ---------------   ----------------   ----------------   ----------------

------------------------------------------------------------------------------------------
TOTAL
PURCHASE          COMMIS-           COMMIS-            COMMIS-            COMMIS-
PAYMENTS*          SION     TRAIL    SION     TRAIL     SION     TRAIL     SION     TRAIL
------------------------------------------------------------------------------------------
$0.00 to
  $49,999.99.....  5.00%     N/A     3.00%    25 bps    1.00%    50 bps    0.00%    70 bps
$50,000 to
  $99,999.99.....  5.50%     N/A     3.50%    25 bps    1.50%    50 bps    0.00%    70 bps
$100,000 to
  $999,999.99....  6.00%     N/A     4.00%    25 bps    2.00%    50 bps    0.00%    70 bps
$1,000,000+......  5.00%     N/A     3.00%    25 bps    1.00%    50 bps    0.00%    70 bps
------------------------------------------------------------------------------------------

    *No Commission will be paid on Purchase Payments made that are less than the minimum specified in the applicable prospectus and Contract. The commission rate is determined  as of the date each  Purchase  Payment is applied based upon the total  Purchase  Payments  made into the  Contract,  including the current Purchase Payment, as of that date. For example,  under Option A, an initial  Purchase  Payment  of $45,000  applied to a Contract  would earn a commission equal to 5.0% of that Purchase  Payment.  A subsequent  Purchase
     Payment of $65,000 to the same  Contract  would earn a commission  equal to
     6.0% of the  subsequent  Purchase  Payment  of  $65,000,  based  upon total
     Purchase Payments of $110,000 as of that date.

2.  ASSET-BASED COMMISSIONS: Under Commission Options B and C only, SBL will pay an asset-based  commission  (also referred to herein as a "trail") as of the end of each calendar month on the aggregate Contract Value of Variflex Extra
    Credit  Contracts  for which the  initial  Purchase  Payment is more than 12 months  old  and  Marketing  Organization  is  the  broker  of  record.  For
    Commission  Option D, the asset-based  commission will be paid as of the end of the first calendar  month of the Contract  Date. On an annual basis,  the asset-based  commission  will be equal to the  amount set forth in the Table above.  No  asset-based  commission  will be paid on  Contracts  which  have annuitized under a life contingent  annuity option. An Annuitization Fee may be available as discussed in paragraph 5.

3.  CONTRACT  YEAR:  For the  purpose  of this  Commission  Schedule,  the  term
    "Contract  Year" shall be measured from the date the first Purchase  Payment is credited to the Contract ("Contract Date").

4.  TRANSFER  OF SBL  CONTRACT  VALUES:  No  commission  (including  asset-based commission)  is paid on the transfer of cash,  loan or surrender  value of a life  insurance or annuity  contract  issued by SBL or other  members of The
    Security  Benefit  Group of  Companies  applied  to a  Contract  under  this
    Commission Schedule.

    Death Benefit Applied to an Annuity Option:  In the event that a beneficiary of a Contract under this  Commission  Schedule  applies the death benefit to one of the annuity options under the Contract, no commission will be payable upon such application. An Annuitization Fee may be available as discussed in paragraph 5.

5.  ANNUITIZATION: An Annuitization Fee will be paid to a Marketing Organization who secures from the Contract Owner (or his or her  beneficiary)  the proper forms and  information  to commence an  immediate  life  contingent  annuity option under the Contract  and  significantly  assists the client and SBL in such  settlement.  The  Annuitization  Fee will be equal to 4% of the amount applied  to a fixed  life  contingent  annuity  option  and 2% of the amount applied to a variable life contingent annuity option.

6.  COMMISSION CHARGEBACK PROVISIONS:

    Full  Withdrawals  from  the  Contract:  Any  commissions  paid on  Purchase
    Payments received will be charged back to the Marketing  Organization in the event of a full withdrawal  within the first two Contract Years based on the schedule below.

    Partial  Withdrawals:  Commission  chargebacks will be made in the first two
    Contract  Years on partial  withdrawals  which  exceed  the Free  Withdrawal amount as defined in the  Contract.  The amount of the  chargeback  shall be calculated as follows:  The amount by which the partial  withdrawal  exceeds the Free Withdrawal amount shall be multiplied by (1) the average commission rate  paid and then by (2) the  applicable  Commission  Chargeback  Rate set forth in the schedule  below.  The average  commission rate paid is equal to the total  commissions  paid on the Contract  divided by the total  Purchase
    Payments under the Contract as of the date of the partial withdrawal.

                  CONTRACT YEAR     COMMISSION CHARGEBACK RATE
                  -------------     --------------------------
                        1                      100%
                        2                      50%

7.  CHANGE OF COMMISSION  SCHEDULE:  Notwithstanding  any other provision of the
    Agreement  to the  contrary,  the  following  provisions  shall  apply.  SBL reserves the right at any time, with or without notice, to change, modify or
    discontinue   the   commissions,   asset-based   commissions  or  any  other
    compensation  payable  under this  Commission  Schedule.  However,  any such change  will  not  apply  to  the  commissions  or  asset-based  commissions applicable to Contracts issued before the effective date of such change.

8.  CHANGE OF DEALER:  A Contract  Owner shall have the right to designate a new marketing  organization,  or  terminate  a  marketing  organization  without designating a replacement,  by sending written notice of such designation or termination  to  SBL.  Upon  written  notice  to  SBL by  the  owner  of the designation  of a  new  marketing  organization,  all  the  commissions  and asset-based  commissions shall be payable to the new marketing organization.
    Upon written notice to SBL by the Contract Owner of termination of Marketing
    Organization,  without designating a new marketing  organization,  SBL shall
    cease  paying   commissions   and   asset-based   commissions  to  Marketing
    Organization.

9.  TERMINATION  OF THE  AGREEMENT/VESTING:  In the event of  termination of the
    Agreement  for any reason,  all rights to receive  commissions,  asset-based commissions or other  compensation  under this Commission  Schedule shall be terminated,  unless  each of the  following  requirements  is  met:  (i) the
    Agreement  has  been  in  force  for  at  least  one  year;  (ii)  Marketing
    Organization is at the time such commissions are payable  properly  licensed to receive  such  commissions;  (iii)  Marketing  Organization  is providing service  to the  Contract  Owner  and  performing  its  duties  in a  manner satisfactory to SBL; (iv) commissions paid to Marketing  Organization in the previous  calendar  year  amounted  to at  least  $500;  and  (v)  Marketing
    Organization  has not  been  terminated,  nor a new  marketing  organization designated, by the Contract Owner as set forth in paragraph 8 above.

THIS  COMMISSION  SCHEDULE  replaces  any previous  Commission  Schedule for the
Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.              SECURITY BENEFIT LIFE INSURANCE COMPANY

By: GREGORY J. GARVIN                    By: GREGORY J. GARVIN
    --------------------------------         -----------------------------------

Title: President                         Title: Senior Vice President
       -----------------------------            --------------------------------

9496 (R7-00)